Exhibit 12.1

August 12, 2022

The Board of Directors of

The Bullet ID Corp.

To the Board of Directors:

We are acting as Canadian counsel to The Bullet ID Corp. (the “Company”) with respect to the preparation and filing of an offering statement on Form 1-A under the Securities Act of 1933 (the “Offering Statement”). The Offering Statement covers the contemplated sale of up to 40,000,000 shares of the Company’s common shares (the “Company Shares”) by the Company and up to 12,000,000 shares of the Company’s common Shares by certain selling shareholders of the Company (the “Selling Shareholders”, and such common shares being the “Selling Shareholder Shares”).

We have made such investigations and examined originals, facsimiles or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we have considered necessary or relevant for the purposes of the opinions expressed below, including:

(a)	executed copy of the Offering Statement;

(b)	the articles and by-laws of the Company;

(c)	resolutions of the board of directors of the Company authorizing, among other things, the Offering Statement, the transactions contemplated therein, and the creation, issuance and sale of the Company Shares; and

(d)	a certificate dated of even date herewith signed by the Chief Executive Officer of the Company delivered to the undersigned in support of this opinion (the “Officer’s Certificate”).

For the purposes of this opinion, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or conformed copies or as reproductions (including documents received by facsimile machine).

In rendering the opinions expressed herein we have also assumed:

(a)	the legal capacity of all individuals signing documents we have examined;

(b)	the accuracy and completeness of the minute books and all other corporate records of the Company reviewed by us;

(c)	the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including but not limited to the Officer’s Certificate); and

(d)	the legal capacity of all individuals who are signatories to all documents, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed or photostatic copies.

CP LLP

77 King Street West, TD North Tower, Suite 700

P.O. Box 118, Toronto ON M5K 1G8 | 416.368.6200 | CPLLP.com

We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions.

Whenever our opinion refers to common shares whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such common shares cannot be required to contribute any further amounts to the Company by virtue of his, her or its status as holder of such common shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such common shares.

Based upon the foregoing, we are of the opinion that (i) the Company Shares are duly and validly allotted and reserved for issuance and, upon being subscribed and paid for in the manner described in the Offering Statement, will be duly and validly issued and outstanding as fully paid and non-assessable common shares in the capital of the Company; and (ii) the Selling Shareholder Shares to be sold by the Selling Shareholders in the manner described in the Offering Statement are validly issued, fully paid and nonassessable common shares in the capital of the Company

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Offering Statement or any portion thereof. We are solicitors qualified to carry on the practice of law in the Province of Ontario. We have not made any independent examination of the laws of any jurisdiction other than the Province of Ontario and the federal laws of Canada applicable therein. The opinions expressed herein are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, as in force and effect on the date hereof.

This opinion is solely for the use of the addressees for the transactions contemplated herein and may not be used or relied upon by any other person or for any other purpose without our prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or should be inferred beyond the matters expressly stated herein.

We further consent to the use of this opinion as an exhibit to the Offering Statement.

Yours truly,

Chitiz Pathak LLP

CP LLP

77 King Street West, TD North Tower, Suite 700

P.O. Box 118, Toronto ON M5K 1G8 | 416.368.6200 | CPLLP.com